UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 22, 2012
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2012, Enterprise Bank & Trust (the "Bank"), a wholly owned subsidiary of Enterprise Financial Services Corp (the "Company"), entered into the First Amendment to Purchase and Assumption Agreement (the "Amendment") with the Federal Depository Insurance Corporation ("FDIC") as Receiver for the The First National Bank of Olathe ("FNBO"). The Amendment deletes and replaces Section 3.2(j) in the Purchase and Assumption Agreement dated August 12, 2011 by and between the Bank and the FDIC.

The Amendment specifically defines the purchase price of Corporate Holdings II, a wholly owned subsidiary of FNBO, as negative $12,543,863.10 which effectively reduces the purchase price for FNBO. A receivable for this amount has been recorded and as permitted under U.S. generally accepted accounting principles, goodwill will be reduced retrospectively as of September 30, 2011 in the Company's financial statements. This adjustment was reflected in the Bank's Call Report for the fiscal year ended December 31, 2011 that was filed on the FDIC's website at www.fdic.gov and included as Exhibit 99.1 on Current Report on Form 8-K dated March 2, 2012.

The contents of the FDIC's Internet website are not incorporated by reference into, and are not otherwise a part of, this Report.

Item 9.01 Financial Statements and Exhibits.

(a)     Not applicable.
(b)     Not applicable.
(c)     Not applicable.
(d)     Exhibits.

Exhibit
Number    Description

99.1        First Amendment to Purchase and Assumption Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	March 22, 2012	By:	/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller